Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 20, 2003 included in Amendment No. 1 to the Registration Statement on Form S-4 of Net 1 UEPS Technologies, Inc.

MANNING ELLIOTT, CHARTERED ACCOUNTANTS

Vancouver, Canada

February 2, 2004